EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ECB Bancorp, Inc.

Engelhard, North Carolina

We consent to the incorporation by reference in the registration statement (No. 333-77689) on Form S-8 of ECB Bancorp, Inc. and subsidiary of our report dated February 28, 2006 with respect to the 2005 consolidated financial statements of ECB Bancorp, Inc. and subsidiary, which report appears in this December 31, 2005, Annual Report on Form 10-K of ECB Bancorp, Inc. and subsidiary.

/s/ DIXON HUGHES PLLC

Greenville, North Carolina

March 3, 2006